April 30, 1996

C.A.S. Sports International Inc.
2700 Dufferin Street, Unit #3
Toronto, Ontario
M6B 4J3

Attention:  Mr. James Salter

Dear Sirs:

Re:  Credit Facilities

We are pleased to confirm that Hongkong Bank of Canada (the "Bank") is prepared to make available to C.A.S. Sports International Inc. the following loan facilities, subject to and in accordance with the terms and conditions outlined herein.

BORROWER:  C.A.S. Sports International Inc. (the "Borrower")

AMOUNT:    TOTAL FACILITY CAD$14,500,000 WITH THE FOLLOWING SUB LIMITS:

           Facility 1      -        $7,250,000 CAD or USD equivalent for
                                    direct borrowing, usance Documentary
                                    Credits (DC's).

           Facility 2      -        $14,500,000 CAD or USD equivalent for
                                    no control and Sight DC's.

           Facility 3      -        $1,500,000 CAD or USD equivalent Foreign
                                    Exchange Forward Contract line.

PURPOSE:   Facility 1      -        General operating requirements including
                                    direct advances under a revolving loan
                                    facility by way of overdraft and usance
                                    documentary credits.

           Facility 2      -        Sight DC's (both on a control & no
                                    control basis) not to exceed 12 months in length.

               Facility 3   -       Foreign exchange forward contract line.
                                    20% of the notional risk is not to exceed the facility limit.

INTEREST RATE:                      (a)     Direct Advances

                                            Hongkong Bank of Canada U.S. base
                                            rate plus .50% per annum calculated
                                            and payable monthly in arrears on
                                            the last day of each month.

                                    (b)     Documentary Credits

                                            Refer to attached Schedule "A".

REPAYMENT:     Facility 1           (a)     Direct Advances

                                            Repayable in full upon demand.

               Facility 2           (b)     Documentary Credits

                                            Repayable in full upon presentation
                                            of documents in conformity with the
                                            documentary credit and as per the
                                            payment terms of the documentary
                                            credit.

               Facility 3                   Repayable in full at maturity.

FEES: In consideration of the continuance of the loan facilities in favour of the Borrower, the Borrower agrees to pay to the Bank the following fees:

               1. Monthly loan administration of USD220.00 per month including Hexagon, the Bank's electronic banking product.

               2. Standard service charges and fees as charged by the Bank from time to time.

AVAILABILITY:  DIRECT ADVANCES.  Available on a revolving loan basis evidenced by the Borrower's overdraft agreement.

               DOCUMENTARY CREDITS. Import documentary credits will be available on a transaction by transaction basis evidenced by the Borrower's Hexagon application for documentary credits.

                         FOREIGN EXCHANGE. Foreign exchange transactions will be available on a per contract basis, at a 20% risk factor, upon such quotations made by the Bank and accepted by the Borrower.

MARGIN REQUIREMENTS:     1.      Advances are at all times to be
                                 maintained within the lesser of the loan limit OR

                                 85% of insured USD accounts receivable or 75% of uninsured USD accounts receivable, domiciled in the United States, less those accounts 90 days past due, in dispute, inter-company accounts, and/or subject to offset PLUS

                                 75% of other Canadian accounts receivable, less those accounts 90 days past due, in dispute, inter-company accounts and/or subject to offset PLUS

                                 50% of inventory charged by the Bank to a maximum of CAD700,000 PLUS

                                 100% of any cash on deposit with the Bank and
                         specifically assigned to the Bank.

                                 NOTE:  Financial statements or Q10 reports
                                        are required on US accounts receivable
                                        in excess of CAD50,000 which are
                                        benefiting from dating terms to be
                                        included in the margin formula.

                                        Favourable bankers reports are
                                        required on Canadian accounts
                                        receivable in excess of CAD50,000
                                        which are accorded dating terms in
                                        order to be included in the margin
                                        formula.

                         2.      "Advances" for margin purposes are defined as:

                                 (a)      100% of direct advances PLUS
                                 (b) 50% of no control documentary credits issued PLUS
                                 (c)      20% of sight control documentary
                                          credits issued
                                 (d)      20% of the notional value of
                                          foreign exchange forward contract

                                    3.      DC advances for snow boards and snow
                                            board accessories, in excess of the
                                            initial 25% of the order, are to be
                                            supported by firm purchase orders.

                                    4.      Trade reports, on new suppliers,
                                            satisfactory to the Bank are to be
                                            obtained prior to the issuance of
                                            DC's.

                                    5.      All advances will be converted to
                                            Canadian dollars for margin and
                                            limit purposes.

SECURITY:                           The Loan shall be secured by the following
                                    documents completed and, where necessary, registered, in a form and manner satisfactory to the Bank's solicitors:

                                    Now Held

                                    1.      Line of Credit by way of Current
                                            Account Overdraft Agreement.

                                    2.      General Assignment of Book Debts of
                                            the Borrower registered in Ontario,
                                            and such other jurisdictions as the
                                            Bank may require.

                                    3.      General Security Agreement providing
                                            a first floating charge over all the
                                            assets of the Borrower.

                                    4.      General Security Agreement relating
                                            to goods in regard to documentary
                                            credits.

                                    5.      Shareholder's Postponement of Claim
                                            executed by Ride Inc. previously
                                            Ride Snow Board Company.

                                    6.      Assignment of credit/cash balances.

                                    7.      Assignment by the Borrower to the
                                            Bank of all risk insurance
                                            (including extended coverage
                                            endorsements), showing the Bank as
                                            first loss payee, the said policy to
                                            include business interruption and
                                            public liability insurance.

                                    8.      Such supporting certificates and
                                            opinions as the Bank shall
                                            reasonably require.

                                    9.      Guarantee in the amount of
                                            CAD$3,500,000 signed by
                                            Ride Snow Board Company (name
                                            changed to Ride Inc.).

                                    To Be Obtained

                                    10.     Line of Credit by way of current
                                            account overdraft agreement to
                                            reflect amended credit limits.

                                    11.     Section 427 security charging
                                            security in Canada.

                                    12.     Additional documentation as required
                                            to charge inventory in the USA.

                                    13.     Trade Financing General Agreement.

CONDITIONS:                         The following covenants of the Borrower
                                    shall apply so long as the Borrower is
                                    indebted to the Bank.

                                    The Borrower shall not, without the prior written consent of the Bank:

                                    1.      change the ownership structure of
                                            the Borrower;

                                    2.      permit tangible net worth of the
                                            Borrower to be less than
                                            USD3,000,000.

                                    3.      permit debt:TNW to exceed 2.25:1 at
                                            any time.

DEFINITION:                         Tangible Net Worth

                                    Capital, plus retained earnings, plus
                                    postponed shareholder loans, less
                                    inter-company loans and investments and
                                    other intangibles such as goodwill and
                                    organization costs.

FINANCIAL                                   The Borrower shall form time to time
REPORTING:                          deliver to the Bank the following:

                                    1.      Monthly, within 25 business days of
                                            each calendar month-end:

                                            (a)     signed aged list of USD
                                                    accounts receivable.

                                            (b)     signed aged list of Canadian
                                                    accounts receivable.

                                            (c)     signed internally prepared
                                                    income statement and
                                                    balance sheet.

                                            (d)     signed aged list of accounts
                                                    payable.

                                            (e)     inventory lists in format
                                                    satisfactory to the Bank
                                                    detailing description,
                                                    location and book value.

                                    2.      Annually within 90 days of the
                                            Borrower's fiscal year-end:

                                            (a)     audited financial statements
                                                    for Ride Inc.

                                            (b)     audited financial statements
                                                    for the Borrower.

                                            (c)     projections and forecasts
                                                    for the Borrower.

VISITS: The Bank shall have the right to inspect the Borrower's business premises and premises where inventory is housed at any time, and in any event not less than quarterly.

REVIEW: The Bank reserves its usual right to review the account at any time and not less frequently than annually. In this regard, the Borrower is required to provide the Bank for the upcoming year, with such information as the Bank may reasonably require to adequately assess the Borrower's financial progress.

LEGAL & OTHER        The Borrower shall pay all legal fees and disbursements
EXPENSES:            with respect to the Loan, the preparation and the issue of security documents, the enforcement and remedies, all insurance, consultation and similar fees, as well as all fees relating to the disbursement of funds whether or not any funds are advanced under the Loan. Legal work and documentation is to be performed by the Bank's solicitors.

CREDIT REPORTING:    The Borrower and the Guarantor consent to
                     the obtaining from any credit reporting agency or from any person such information as the Bank may require at any time, and consent to the disclosure at any time of any information concerning the Borrower and the Guarantor have financial relations or to any credit reporting agency.

NON-MERGER & NON-    This Facility Letter shall, on execution by the Borrower
ASSIGNMENT:          and each Guarantor, replace all previous facility letters
                     from the Bank to the Borrower with respect to the Loan. Any existing loan to the Borrower shall be modified, not refinanced, without novation of the Borrower's existing facilities or obligations, by virtue of the Facility Letter unless otherwise provided in the Facility Letter. The terms and conditions of the Facility Letter shall not be merged by and shall survive the execution of the Security Documents. In the event of a conflict between the terms of this Facility Letter and the terms of the Security Documents the terms of this Facility Letter shall prevail. The Facility Letter shall enure to the benefit of the Bank and its successors and assigns, and may not be assigned by the Borrower.

OTHER CONDITIONS:   Without limiting the Bank's right to make demand for
                    payment at any time, the line of credit is subject to review from time to time at the Bank's discretion and at least annually. The Bank reserves the right to withdraw its support at any time should there be, in the Bank's opinion:

                    1. a material adverse change in the financial condition of the Borrower;

                    2.   an unacceptable change in ownership;

                    3. legal implications detrimental to the affairs of the Borrower.

REPRESENTATIONS     If a corporation, the Borrower and each Guarantor represents
AND WARRANTIES:     and warrants, as at the time of drawing under or other
                    utilization of the Loan, that:

                    (a) it has been duly incorporated and organized, is properly constituted, is in good standing and is entitled to conduct its business in all jurisdictions in which it carries on business or has assets;

                    (b) the execution of the Facility Letter and the Security Documents and the incurring of liability and indebtedness to the bank does not and will not contravene:

                         (i) any Legal Requirement applicable to the Borrower and each Guarantor, respectively; or

                         (ii) any provision contained in any other loan or credit agreement or borrowing instrument or contract to which the Borrower and each Guarantor, respectively, is a party;

                     (c) the Facility Letter and the Security Documents to which it is a party have been duly authorized, executed and delivered by the Borrower and each Guarantor, and constitute valid and binding obligations of the Borrower and each Guarantor, as the case may be, and are enforceable in accordance with their respective terms;

                     (d) all necessary Legal Requirements have been met and all other authorizations, approvals, consents and orders have been obtained with respect to the Loan and the execution and delivery of the Security Documents.

                     Each of the Borrower and the Guarantor also represents and warrants to the Bank that all financial and other information provided to the Bank in connection with the Loan is true and accurate, and acknowledges that the offer of credit contained in the Facility Letter is made in reliance on the truth and accuracy of this information and the above representations and warranties.

BANK'S SOLICITORS:   Legal work and documentation is to be performed on behalf
                     of the Bank by Gardiner Roberts, Barristers and Solicitors.

LAPSE, PERIODIC      At the option of the Bank, this Facility Letter shall lapse
REVIEW AND           and the obligations of the Bank shall end if there has, in
CANCELLATION:        the opinion of the Bank, been a material adverse change in the financial condition of the Borrower, or if the conditions precedent have not been met and initial disbursement made, within three months of the date of the Facility Letter. The Loan shall be subject to periodic review by the Bank not less frequently than annually, with corporate and, if applicable, land registry searches to be conducted annually at the Borrower's cost. Any unadvanced portion of the Loan shall be cancelled upon demand being made by the bank for repayment of the amount outstanding under the Loan.

This Facility letter may be accepted by the Borrower by signing, dating and returning to the Bank by 5:00 p.m. on May 31, 1996, the enclosed copy of this letter executed by the Borrower and the Guarantor as set out below. Failing such acceptance, this offer shall be of no further force or effect.

Yours truly,

HONGKONG BANK OF CANADA

Robert R. Gannon                                   Rick Arnone
Manager, Commercial Banking                        Branch Manager

ACCEPTANCE:

We hereby accept the above offer and we shall be bound by the terms and conditions as set out above.

DATED this              day of                           , 1996.

C.A.S. SPORTS INTERNATIONAL INC.

     /S/ James J. Salter
Per  ________________________________

THE GUARANTOR

RIDE INC.

     /S/ James J. Salter
Per: _______________________________

                        C.A.S. SPORTS INTERNATIONAL INC.
                  PRICING FOR COLLECTIONS & DOCUMENTARY CREDITS

BC  =  Bill for Collection = Clean or Documentary Collection
DC  =  Documentary Credit = Letter of Credit


COLLECTIONS (BC'S)                           CHARGES
- - ------------------                           -------

Inward BC (fees due upon receipt of          0.1000% (minimum CAD50.00 and
BC)                                          maximum CAD250.00 on clean
                                             collections) - no maximum on
                                             documentary collections (plus out-of-
                                             pocket).




DOCUMENTARY CREDITS (DC'S)
- - --------------------------


Sight, No Control
                                             .25% for the first 90 days, 0.75%
                                             per month or part thereafter payable
                                             upon issuance.

Usance                                       .10% per month.

Paying under DC (fees due upon               CAD50.00 plus CAD50.00 for
payment - includes partial drawings)         discrepancies (payable by beneficiary)
                                             plus out-of-pocket.

Accepting under usance DC (fees due          0.125% per month, or part thereof, of
upon acceptance of documents -               usance period (minimum is the higher
additional to issuing and paying fees -      of .125% or CAD100.00) plus out-of-
period from acceptance to payment after      pocket.
DC expiry date)

Amending DC (fees due upon issuance          CAD50.00 flat except for those
of amendment)                                involving changes to amount or
                                             validity (term) which attract same as
                                             issuing charges, plus out-of-pocket.

STANDARD OUT-OF-POCKET CHARGES
- - ------------------------------

Cable for opening DC                                CAD50.00 for full DC
                                                    CAD40.00 for DC pre-advice plus
                                                    CAD20.00 airmail charge

Cable for amending DC                               CAD40.00 minimum

Airmail for opening DC                              CAD20.00

DC & BC Remittance                                  CAD30.00 cable

(payable by beneficiary)                            CAD20.00 airmail

DC & BC Fate Enquiries                              CAD30.00 cable

(Chasers)                                           CAD20.00 airmail


EXAMPLES OF GENERAL OUT-OF-POCKET EXPENSES
- - ------------------------------------------

Airmail - postage

Courier

Telex

Long Distance Telephone

                           ii) the date on which the Company gives written
notice to the Employee of termination due to the Employee's being unable, because of physical or mental illness or disability, to perform his duties hereunder; provided, however, that such notice may not be given by the Company unless the Employee has been unable, because of such illness or disability, to perform his duties hereunder for an aggregate of one hundred twenty (120) working days or ninety (90) consecutive working days during the twelve calendar months preceding the month in which such notice is given;

                           iii) the death of the Employee;

                           iv) the date on which the Company gives written
notice to the Employee of termination with or without Cause; or

                           v) the date on which the Employee gives written
notice to the Company of termination with Cause.

                  (b) Where reference is made in this Agreement to termination being by the Company for Cause, Cause shall be limited to the following:

                           i) Repeated failure or refusal by the Employee to
carry out the reasonable directions of the Board of Directors, provided such directions are consistent with the duties and obligations herein set forth to be performed by the Employee;

                           ii) Violation by the Employee of a state or federal
law involving the commission of a crime against the Company or a felony that materially and adversely affects the Company; or

                           iii) Any material breach of this Agreement by the
Employee not corrected as provided in Section 3(d) hereof.

                  (c) Where reference is made in this Agreement to termination being by the Employee for Cause, Cause shall mean any breach of this Agreement by the Company not corrected as provided in Section 3(e) hereof.

                  (d) Upon any termination of the Employee's employment by the Company and excluding termination for Cause, the Company shall continue to pay the salary specified in paragraph 4(a) (as adjusted from time to time) for a period of three (3) months from the date of termination.

                  (e) Whenever a breach of this Agreement or other action or inaction by either party is relied upon as a justification for any action taken by a party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach or right to take certain actions based on the action or inaction of the other party shall give the other party written notice of the existence and nature of the breach or of the existence and nature of such action or inaction and the opportunity to correct such breach or action or inaction during the 30-day period following such notice.

                  (f) No termination of the Term of Employment by the Company for any reason will affect in any way any accrued rights to which the Employee may be entitled as of the date of termination.

                  (g) Following approval of this Agreement by the Compensation Committee of the Board of Directors of Ride, Inc. ("Ride"), and upon termination of the Employee's employment without Cause or in the event of a Change in Control of Ride (as defined below), all options to purchase stock granted under Ride's 1994 Stock Option Plan shall automatically vest and become exerciseable for a period of ninety (90) days. For the purposes of this Agreement, a Change in Control shall be deemed to occur upon:

                           i) the approval by the shareholders of Ride of the
merger or consolidation of Ride with or into any other entity upon the conclusion of which merger or consolidation the shareholders of Ride immediately prior to the merger or consolidation become the holders of fewer than a majority of the outstanding equity securities of the consolidated or surviving entity immediately after the merger or consolidation (or the later approval of such merger or consolidation by the equity security holders of the other entity, if required by applicable law);

                           ii) the approval by the shareholders of Ride of the
sale, lease, exchange or other disposition of all or substantially all of the assets of Ride; or

                           iii) the election to the Board of Directors at any
meeting of the shareholders of Ride of fewer than a majority of the persons nominated by the Board of Directors for election to such board.

     4. Compensation and Fringe Benefits.

                  (a) Salary. The Company shall pay to the Employee as compensation for the performance of his duties and obligations hereunder a salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) (U.S.) on an annualized basis until the first anniversary of the Effective Date, which amount shall be reviewed thereafter annually by the Company in or about the anniversary of the Effective Date for the initial term of this Agreement. The compensation payable pursuant to this Section 4(a) shall be payable twice monthly in accordance with the Company's standard payroll practice, as such practice may be amended from time to time. Upon the request of the Employee and the agreement of the Company, the Company shall pay such portion of the foregoing salary (not to exceed 50% thereof) as the Employee shall designate to a company to be designated by the Employee. Such portion of the salary shall be considered a consulting fee and the Company shall have no tax withholding obligation with respect to such portion of the salary.

                  (b) Other Benefits. The Employee shall be enrolled and participate in any stock option, stock purchase, retirement and group insurance plans and arrangements which are applicable to the executive personnel of the Company and in effect from time to time, if he is eligible therefor, in each case in accordance with and subject to the provisions thereof.

     5. Expenses. All travel and other reasonable expenses incident to the rendering of services by the Employee hereunder hereunder will be paid by the Company. If such expenses are paid in the first instance by the Employee, the Company will reimburse him therefor on presentation of proper expense accounts.

     6. Noncompetition.

                  (a) During the term of this Agreement and for a period of two
(2) years from the date he ceases to be an employee of the Company, Employee shall not, unless released from such prohibition by the Company's Board of Directors (and consistent with such conditions as the Board of Directors may impose on any such release), anywhere in the world, directly or indirectly, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with in any manner any business engaged in any of the following activities: the design, manufacture, marketing or distribution of snowboards, snowboard boots or bindings or related accessories; or the purchase and resale of close-out or overstocked sporting goods. The Employee shall be deemed to be connected with a business if such business is carried on by partnership in which he is a general or limited partner, consultant or employee or a corporation or association of which he is a shareholder, officer, director, employee, member, consultant or agent; provided, that nothing herein shall prevent the purchase or ownership by the Employee of shares less than 1% of the outstanding shares in a publicly or privately held corporation. This Subsection 6(a) shall not prevent Employee from engaging in the footwear and apparel trades.

                  (b) The Employee acknowledges that this agreement not to compete is essential to the Company and that the Company would not enter into this Agreement if it did not include such agreement.

                  (c) The Employee acknowledges that any violation by him of this Agreement may cause the Company irreparable injury. The Company acknowledges that any violation by the Company of the Agreement may cause the Employee irreparable injury. Therefore, each party separately agrees that the injured party shall be entitled, in addition to any remedies it may have under this Agreement or at law to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by the other party.

                  (d) During the Term of Employment and for a period of two (2) years after the employment of the Employee is terminated for any reason, he will not directly or indirectly, either for his account or as representative or agent for any other person, firm or corporation, solicit the services of, or entice away, any employee of the Company, or the employee of any company affiliated with the Company.

         7. No Right of Assignment or Delegation. The Employee may not assign his rights nor delegate his duties under this Agreement without the prior written consent of the Company.

         8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, legal or personal representatives, successors and assigns.

         9. Notices. Any notice required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when delivered or when mailed by first class certified or registered mail, postage prepaid, to the party for whom intended at the following address:

                           The Company:

                           James J. Salter
                           C.A.S. Sports International, Inc.
                           2700 Dufferin Street, Unit 3
                           Toronto, Ontario  M6B 4J3
                           CANADA

                           With a copy to:

                           Scott Benner
                           General Counsel
                           Ride, Inc.
                           8160 304th Avenue, S.E.
                           Preston, WA  98050

                           U.S.A.

                           The Employee:

                           Robert F. Marcovitch
                           94 Munroe Blvd.
                           North York, Ontario M2P 1C4
                           CANADA

or to such other address, as to either party, as such party shall from time to time designate by like notice to the other.

         10. Prior Agreement. This Agreement will, upon the commencement of the term of Employment, supersede all prior agreements between the Employee and the Company, including any agreements with predecessors of the Company, and any such prior agreements and the terms and conditions thereof shall thereafter be null, void and of no effect.

         11. General. The terms and provisions contained herein (i) constitute the entire agreement between the Company and the Employee with respect to the subject matter hereof and (ii) may be amended or modified only by written agreement executed by the parties hereto.

         12. Governing Law. This Agreement shall be governed by and construed according to the laws of the Province of Ontario without regard to the choice of law principles of the Province of Ontario or any other jurisdiction. Any dispute arising under this Agreement shall be litigated exclusively in the provincial courts situated in the City of Toronto, Ontario, and the parties hereby irrevocably consent to the jurisdiction and venue of such courts and waive any defense of inconvenient forum.

         13. Counterparts. This Agreement may be executed in two or more counterparts of like tenor and effect, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14. Severability. The provisions of this Agreement are severable and the invalidity of any such provision in any jurisdiction shall not affect the validity of any other such provision in such jurisdiction or in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                     C.A.S. SPORTS INTERNATIONAL, INC.

                                     By: ______________________________
                                     Title: ___________________________
                                     Printed Name: ____________________

                                     EMPLOYEE:

                                     __________________________________
                                     Robert F. Marcovitch